                                                                   EXHIBIT 10.23
           [Weathernews Logo
            Appears Here]       Weathernews Inc

                          Internet Weather Services
                              Licensing Agreement

This agreement is entered into on this 1st day of December, 1998 by:

Weathernews Inc., a California Corporation, hereinafter referred to as "WNI" with head office located at the following address:

                       333 W. El Camino Real, Suite 300
                              Sunnyvale, CA 94087
And:

Axxess, Inc. d.b.a. Financial Web, a Florida Corporation, hereinafter referred to as "Financial Web" with head office located at the following address:

                           201 Park Place, Suite 321
                          Altamonte Springs, FL 32701

The Parties so described above do hereby agree as follows:

1. DEFINITIONS

(a) "Agreement" shall mean this document and all exhibits and schedules hereto.

(b) "WNI Weather Services" shall be defined as the Internet Weather Graphics and Weather Forecast Information, as developed by WNI, to be provided for general distribution to the public on the internet through the Axxess's world wide web interface currently known as "Financial Web" (hereinafter referred to as Financial Web) and co-branded with Financial Web's name and logo.

(c) "Weather Information Pages" shall be defined as the Financial Web html pages where the WNI Weather Services will be parsed and pasted.

(d) "Licensee" shall be defined as the registered Internet distribution source for Internet users of the WNI Weather Services and shall be, for the purposes of the Agreement, Financial Web.

(e) "Licensor" shall be defined as the owner and sole developer of the WNI Weather Services and shall be, for the purposes of the Agreement, WNI and its representatives.

2. PURPOSE OF AGREEMENT

The purpose of this Agreement is for both parties to jointly provide a forum for Internet users to easily access valuable weather information.

3. SCOPE OF AGREEMENT

WNI hereby grants to Financial Web a non-exclusive, non-transferable and non-assignable license to make available the WNI Weather Services on Financial Web. The WNI Weather Services are owned by WNI and are protected by United States copyright laws and international treaty provisions. Financial Web is acquiring only the right to provide the WNI Weather Services and not any rights of ownership in the WNI Weather Services or the media on which it is provided. WNI is retaining all rights, title and interest in the WNI Weather Services. The WNI Weather Services or any portions of the WNI Weather Services and their source code, graphic design and any software programs that incorporate the WNI Weather Services not provided by the title, copyright and all other proprietary rights in the WNI Weather Services and any related documentation and all parts and copies thereof shall also remain vested in WNI.

Financial Web is retaining all rights, title and interest in the Weather Information Pages appearing on Financial (except for the WNI Weather Services so included). The Weather Information Pages appearing on Financial Web (except for the WNI Weather Services so included) and their source code, graphic design and any software programs that incorporate these pages which are not provided by the title, copyright and all other proprietary rights in these pages as well as any related documentation and all parts and copies thereof shall also remain vested in Financial Web.

Pursuant to the terms of this Agreement, Financial Web may not use or make available the WNI Weather Services for purposes other than as described above. However, Financial Web may wish to develop new services that are not part of Financial Web which may benefit from the use of limited weather information as provided by WNI and incorporated into the WNI Weather Services. Under such circumstances, during the term of this agreement, the parties shall negotiate in good faith supplemental contractual and financial terms covering any customized or new services beyond those referred to in this agreement. In the event of one party proposing to the other a potential use for the WNI Weather Services, the other party shall reasonably consider such a proposal and the parties shall enter into negotiations under the proposal and allocation of the revenues.

4. USE

Financial Web is restricted from using the WNI Weather Services to provide service to any third party whether by way of trade or otherwise, except as contained in this Agreement.

Financial Web agrees to use the WNI Weather Services for the purposes of this Agreement as follows:

The forecast information, observation data and graphic images contained within the WNI Weather Services shall be updated and maintained within WNI servers and transferred to Financial Web's servers on a regular basis. The WNI Weather Services shall appear to any Internet user as part of the Weather Information Pages appearing on Financial Web as provided by Financial Web. The transition between the Financial Web servers, which provide Financial Web to Internet users, and the WNI servers, which provide the WNI Weather Services, shall be seamless.

Access to the WNI Weather Services by Internet users will be provided by Financial Web within the design of the Weather Information Pages appearing on Financial Web. Financial Web will make efforts to ensure that the WNI Weather Services are easily accessible and are reasonably navigable by the typical Financial Web Internet user. Both parties understand that the general design of the Financial Web site may change from time to time, but that the ease of access to the WNI Weather Services for the Internet user will be consistently maintained.

5. COPY RESTRICTIONS AND OTHER RESTRICTIONS

Financial Web may not make copies of the WNI Weather Services (except for purposes related to the use described above or to maintain the availability of WNI Weather Services on Financial Web) or any related documentation without the prior written consent of WNI, except that Financial Web may make copies for back-up and archival use. Except as provided in this Agreement, the WNI Weather Services may not be sold, transferred, assigned or otherwise conveyed to another party without the prior written consent of WNI.

6. MODIFICATION

Financial Web may not, without the prior written consent of WNI, modify, alter, translate, or create derivative works based on the WNI Weather Services, and may not reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code of the WNI Weather Services. Financial Web shall not remove any product identification, copyright notices or other notices or proprietary restrictions from the WNI Weather Services.

7. WNI WEATHER SERVICES FUNCTIONALITY

The WNI Weather Services will include weather forecast information for 2,000 US and foreign cities/locations. For each city/location, a summarized 5-day graphic forecast including maximum and minimum temperatures (in degrees Fahrenheit and Celsius) will be provided. These forecasts will be available 365 days per year and will be updated at least once per day, in some cases twice per day. Financial Web may choose 60 images from a listing and schedule of WNI Weather Graphic Images on Exhibit A.

The WNI Weather Services will also include current weather observation data for as many of the cities/locations for which forecasts are provided as are available. This observation data will feature observed and derived parameters, including sky condition, type of precipitation, temperature, wind, barometric pressure, visibility, relative humidity, heat index and wind chill. This data will be available 365 days per year and will be updated every three hours or as available for cities/locations without regular updates.

Each of the Weather Information Pages appearing on Financial Web that contains any data or graphic images which comprise any part of the WNI Weather Services will contain a WNI corporate logo and company identification advertising the fact that such services are provided by WNI. Financial Web will take reasonable steps, wherever possible, to ensure that the WNI corporate logo and name appears within Financial Web wherever there are links to or advertisements for Weather Information Pages appearing on Financial Web.

8. DELIVERY OF DATA

The WNI Weather Services will be transferred to Financial Web via FTP transfer through the Internet on a pre-scheduled basis which will conform to the number of times per day that the forecast information, weather observation data and graphic images comprising the WNI Weather Services are updated as described in section 7 and Exhibit A of this Agreement.

Both parties confirm that they or their Internet Service Provider maintain at their own cost and will continue to maintain T-1 Internet access (or other form of Internet access at least equally as efficient) throughout the period that this Agreement is in effect. In order to have a reasonable back-up source in case either party's T-1 access (or other form of internet access at least equally as efficient) should become temporarily out of service, both parties agree to install and maintain throughout the period that this Agreement is in effect, at their own cost, ISDN line access (or other form of internet access at least equally as efficient) as a back-up measure.

9. MAINTENANCE OF SERVICES

Financial Web shall use all reasonable efforts to ensure that WNI Weather Services are accessible through the Weather Information Pages appearing on Financial Web to any Internet users at all times, 24 hours per day, throughout the year without any unreasonable interruptions. If, due to hardware or system failure, service is interrupted, Financial Web shall ensure to the best of its ability that such service is resumed within a reasonable period of time.

WNI will monitor the WNI Weather Services being copied to the Weather Information Pages appearing on Financial Web on a regular basis, and implement a reasonable system of quality controls which will ensure that all forecast information is reasonably accurate within the limitations of the meteorological information and weather forecasts as described in section 13 of this Agreement.

For the purposes of this paragraph, reasonable efforts shall include, but will not be limited to, the maintenance of regular disk to tape back-up procedures.

10. TERM OF AGREEMENT

(a) Initial Term: The term of this Agreement shall be for a period of twelve
(12) months commencing December 1st, 1998 and becomes available to Internet users through the Weather Information Pages appearing on Financial Web.

(b) Renewals: Prior to the expiration of the current term of the Agreement, either party must give the other party at least ninety (90) days written notice of their decision to terminate the agreement. If such notification is not given by either party, the Agreement shall be deemed to be renewed for an additional period of twelve (12) months ("Renewal Period"), on substantially the same terms and conditions as set forth herein. Both parties prior to the start of the first and any subsequent Renewal Periods shall mutually agree upon the terms and conditions related to pricing.

(c) Termination: This Agreement and any attached Exhibits shall automatically terminate in the event of the following:

    (i) Either party enters into bankruptcy proceedings, either voluntary or involuntary;
    (ii) Either party sells the majority or substantially all of its assets for the benefit of its creditors;
    (iii) a receiver is appointed to take control of either party's business so as to liquidate assets for the benefit of either party's creditors; or
    (iv) Any party commits a material breach of any of the terms and conditions implicit within this Agreement, which breach is not corrected within 30 days of notice.

In the event of an automatic termination occurring under the provisions of this paragraph or, in the event of any termination of this Agreement occurring pursuant to other provisions of this Agreement and in the event that Financial Web refuses to return or destroy copies of all WNI Weather Services software (and certify to such effect), WNI shall have the right, without prejudice to any obligations of Financial Web under this Agreement, to enter onto all locations where the WNI Weather Services are installed and to take possession, custody and control of all copies of the WNI Weather Services software, if any, which have been or may be provided as part of this Agreement. Termination of this Agreement shall not release any party from any obligations pursuant to this Agreement while the Agreement was in force, including but not limited to any outstanding payments for any allocation of advertising revenues, whether or not said revenues have been collected or invoiced by the party responsible for such collection.

11. PRICING

Financial Web agrees to pay WNI $1000 per month starting December 1, 1998 and for each month thereafter for the term of the agreement for providing the weather services described herein within thirty (30) days after receipt of invoice.

Financial Web will ensure throughout the term and successive terms of this Agreement that the only weather information, forecasts and weather-related graphic images which appear on the Weather Information Pages shall be the WNI Weather Services provided pursuant to the terms of this Agreement.

12. INDEMNITY OBLIGATIONS

Both parties agree to indemnify each other and hold the other safe and harmless from and against any and all claims, of whatsoever kind or nature, suits, actions, judgments and proceedings, including the payment of reasonable attorneys fees incurred in defending any such claims, brought against Financial Web and/or WNI by any third parties alleging property damages or personal injuries, including death, or any infringement of any copyright, patent or other intellectual property right, which arise out of, or are in any way connected with, the weather forecast information located on the WNI Weather Services pages provided under this Agreement or any attached Exhibits thereto.

13. WARRANTY DISCLAIMER

WNI does not warrant the accuracy of the meteorological information it uses in any weather forecast appearing within the WNI Weather Services which are made available to Internet users under this Agreement and does not assume any responsibility for any damages arising out of these forecasts as provided, unless such damages are a result from gross negligence or willful misconduct of WNI.

The WNI Weather Services are to be used only as an informational aid and may not reflect actual or future meteorological conditions and, accordingly, should not be used as a substitute for an individual's judgment concerning weather conditions and forecasts. Weather forecasts are predictive in nature and are subject to inherent uncertainty. WNI does not warrant the accuracy of such information and weather forecasts appearing on the WNI Weather Services.

WNI provides the WNI Weather Services and Weather Information Pages within this Agreement on an "as is" basis and makes no warranties, either expressed or implied, as to the merchantability or fitness of the WNI Weather Services for a particular purpose, and whether arising by statute or in law or as a result of a course of dealing or usage of trade with respect to the WNI Weather Services. In no event will WNI be liable for any loss or inaccuracy of data, loss of profits or indirect, special, incidental or consequential damages, even if WNI has been advised of the possibility of such damages. The foregoing restrictions, disclaimers and limitations shall apply and remain in force even in the event of a breach by WNI hereunder of a condition or fundamental term hereunder, or in the event of a breach, which constitutes a fundamental breach. The foregoing restrictions, disclaimers and limitations shall apply and remain in force following the termination and/or conclusion of the term of this Agreement.

14. LIMITATION OF LIABILITY

TO THE EXTENT PERMITTED BY LAW NEITHER PARTY IS LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, ECONOMIC OR PUNITIVE DAMAGES INCURRED BY THE OTHER PARTY AND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WNI WEATHER SERVICES, OR THE DELIVERY OR OPERATION THEREOF, EVEN IF THE OTHER PARTY HAS BEEN ADVISED THAT SUCH DAMAGES ARE POSSIBLE AND WHETHER BASED IN CONTRACT, TORT OR OTHERWISE.

15. CONFIDENTIALITY

Each party will keep confidential the terms of this Agreement and all non-public information, know-how and materials (including any software) ("Confidential Information") provided by one party to the other pursuant to this Agreement and marked "Confidential", provided, however, that either party may disclose the terms of this Agreement in confidence to its immediate legal and financial consultants and advisers as required in the ordinary course of such party's business or as may be required by law. All tangible materials containing Confidential Information and marked "Confidential" ("Confidential Materials"), including documents, tapes, computer disks and other fixed storage devices (whether or not machine or user readable), are the property of the party making disclosure of the Confidential Information contained therein. Upon expiration or earlier termination of this Agreement, Confidential Materials belonging to one party in the other party's possession must be returned or destroyed, at the option of its owner (upon notice by the owner, to be given within 15 business days after expiration or termination). If Confidential Materials are destroyed, a letter of confirmation must be provided promptly upon request to their owner and, if no request is given, no later than 21 days following expiration or termination.

16. FORCE MAJEURE

Neither Party shall be liable for failure to perform its obligation under the Agreement if such failure results from circumstances beyond the party's reasonable control.

17. PAYMENT TERMS

Late payment of any payment due WNI hereunder shall bear late charges in the amount of eighteen percent (18%) interest per annum, or one & one-half percent (1.5%) interest per month or part thereof from the due date of payment until paid. In the event of late or non-payment of any of the amounts required to be paid by the Financial Web, Financial Web shall also be responsible to pay the reasonable attorney fees incurred by WNI to collect such amounts due the WNI under the provisions of this Agreement, regardless of whether or not such collection efforts result in the instigation of legal proceedings against the Financial Web.

18. SURVIVABILITY

Both parties agree and acknowledge that, unless otherwise stated or the contrary is implicit within the meaning of the Agreement, the following clauses of this Agreement will survive the termination and conclusion of this Agreement and will remain in force unless otherwise agreed by both parties:

Clause numbers: 5,6,10,12,13,14,15,16,17

19. ENTIRE AGREEMENT

Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by the terms and conditions of this Agreement and referenced Exhibits. This Agreement may not be modified except by a written instrument duly executed by both parties.

20. ASSIGNMENT

In accordance with section 3 of this Agreement, either party may assign and/or transfers rights and delegate its duties under this Agreement only to an entity into which it is merged or reorganized or purchased all or substantially all of a party's assets.

IN WITNESS WHEREOF, the Parties hereto have signed and executed this Licensing Agreement on the day, month and year above and state that this Agreement shall be governed in accordance with the laws of the State of California.

LICENSOR:                                   LICENSEE:

Weathernews Inc.                            Axxess, Inc.

/s/ Jonathan Bell                           /s/ [signature appears here]
---------------------------                 ----------------------------
Signature                                   Signature
NAME: Jonathan Bell                         NAME:
TITLE: President                            TITLE: